The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-195645

Subject to Completion

Preliminary Prospectus Supplement dated August 3, 2016

Prospectus Supplement to Prospectus dated May 2, 2014

US$             % Fixed Rate Senior Notes due

Barclays PLC

We, Barclays PLC (the “Issuer” or “Barclays”), are issuing $         aggregate principal amount of     % Fixed Rate Senior Notes due                      (the “notes”).

From (and including) the date of issuance, interest will accrue on the notes at a rate of     % per annum. Interest will be payable semi-annually in arrear on                      and                      in each year, commencing on             , 2017.

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations and will at all times rank pari passu among themselves. In the event of a winding-up or administration of the Issuer, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

We may, at our option, redeem the notes, in whole but not in part, at any time at 100% of their principal amount plus accrued interest upon the occurrence of certain tax events described in this prospectus supplement under “Description of Senior Notes—Tax Redemption.”

We will apply to list the notes on the New York Stock Exchange (“NYSE”) under the symbol “                    .”

Notwithstanding any other agreements, arrangements, or understandings between us and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined herein) by the relevant U.K. resolution authority (as defined herein) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the notes such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

By its acquisition of the notes, each holder of the notes, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), also waives any and all claims against the Trustee (as defined herein) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to such notes.

Investing in the notes involves risks. We encourage you to read and carefully consider this document in its entirety, in particular the risk factors beginning on page S-9 of this prospectus supplement and risk factors in “Risk Review” on pages 86-93 of our Annual Report on Form 20-F for the year ended December  31, 2015 and the description of the risks relating to an exit of the U.K. from the European Union set out in the section entitled “Risk management and principal risks” on page 30 of the July  29 6-K (as defined below), which are incorporated by reference herein, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of Barclays PLC or Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public(1)		Underwriting Compensation		Proceeds, before expenses, to Barclays PLC
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from and including August , 2016.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”), on or about August    , 2016. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”).

Global Coordinator

Barclays

Prospectus Supplement dated August    , 2016

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Group (as defined below). We caution readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “projected,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding our future financial position, income growth, assets, impairment charges, provisions, notable items, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost programme and the strategy update (the “Group Strategy Update”) described in our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2016 (Film No. 161472066) (the “March 1 6-K”), run-down of assets and businesses within Barclays Non-Core (as such unit is described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on March 1, 2016 (the “2015 Form 20-F”)), sell down of the Group’s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, future levels of notable items, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K., United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market-related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the results of the June 23, 2016 referendum in the United Kingdom and the disruption that may result in the U.K. and globally from the withdrawal of the United Kingdom from the European Union; the implementation of the strategic cost programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond our control. As a result, our actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in such forward-looking statements. The list above is not exhaustive and there are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein. You are also advised to read carefully the risk factors set out in the section entitled “Risk Factors” in this prospectus supplement and in our filings with the SEC including in the 2015 Form 20-F and the July 29 6-K (as defined below), which are available on the SEC’s website at http://www.sec.gov for a discussion of certain factors that should be considered when deciding what action to take in relation to the notes.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority (the “FCA”), London Stock Exchange plc, the SEC or applicable U.S. or other law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-195645) we have filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the notes. Statements in this prospectus supplement concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Incorporation of Certain Documents by Reference” on page 2 of the accompanying prospectus. In particular, we refer you to the 2015 Form 20-F for a discussion of our audited results of operations and financial condition as of, and for the year ended, December 31, 2015, the March 1 6-K and our Current Reports on Form 6-K filed on April 15, 2016 (Film No. 161573112), April 27, 2016 (Film No. 161594235) and July 29, 2016 (Film No. 161793151) (the “July 29 6-K”), which are incorporated by reference into this prospectus supplement.

In addition to the documents listed in the accompanying prospectus and the documents incorporated by reference since the date of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above or in the accompanying prospectus which we have incorporated in this prospectus supplement by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

CERTAIN DEFINITIONS

For purposes of this prospectus supplement:

•	“we,” “us,” “our,” “Barclays” and the “Issuer” refer to Barclays PLC (or any successor entity), unless the context requires otherwise;

•	“Barclays Bank” refers to Barclays Bank PLC (or any successor entity);

•	“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries;

•	“PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC;

•	“US$,” “$” and “U.S. dollars” shall refer to the lawful currency for the time being of the United States; and

•	“Moody’s” refers to Moody’s Investors Service Ltd., “Standard & Poor’s” refers to Standard & Poor’s Credit Market Services Europe Limited, and “Fitch” refers to Fitch Ratings Limited.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of Senior Notes” below shall have the same meanings in this summary.

General

The Issuer	Barclays PLC

Barclays PLC is the ultimate holding company of the Group which is a transatlantic consumer, corporate and investment bank offering products and services across personal, corporate and investment banking, credit cards and wealth and management, with a strong presence in our two home markets of the United Kingdom and the United States. Following the Group Strategy Update, the Group will be focused on two core divisions—Barclays UK and Barclays Corporate & International. Barclays UK comprises the U.K. retail banking operations, U.K. consumer credit card business, U.K. wealth management business and corporate banking for smaller businesses. Barclays Corporate & International comprises the corporate banking franchise, the Investment Bank, the U.S. and international cards business and international wealth management. Assets which do not fit the Group’s strategic objective will continue to be managed in Barclays Non-Core and designated for exit or run-down over time.

The Securities We Are Offering	We are offering $ aggregate principal amount of % Fixed Rate Senior Notes due .

Issue Date	August , 2016

Maturity Date	We will repay the notes at 100% of their principal amount plus accrued interest on .

Interest Rate	The notes will bear interest at a rate of % per annum.

Interest Payment Dates	Every and in each year, commencing on , 2017 and ending on the Maturity Date; provided that if any Interest Payment Date would fall on a day that is not a Business Day (as defined below), the Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date.

Regular Record Dates	The Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Day Count	30/360, Following, Unadjusted

Ranking	The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations and will at all times rank pari passu among themselves. In the event of a winding-up or administration of the Issuer, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

In addition, see “Risk Factors—The Issuer is a holding company, which means that the Issuer’s right to participate in the assets of any of its subsidiaries (including those of Barclays Bank) upon the liquidation of such subsidiaries, and the extent to which the Issuer suffers losses if it or any of its subsidiaries (including Barclays Bank) are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to and investments in such subsidiaries are subordinated.”

Tax Redemption	We may, at our option, at any time, redeem the notes, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the notes, including a decision of any court or tribunal which becomes effective on or after the issue date of the notes (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a)	we will or would be required to pay holders Debt Security Additional Amounts (as defined below);

(b)	we would not be entitled to claim a deduction in respect of any payment in respect of the notes in computing our taxation liabilities or the value of such deduction would be materially reduced; or

(c)	we would not, as a result of the notes being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the notes or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us. Before we give a notice of redemption as a result of a Tax Event, we shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption as a result of a Tax Event will also be subject to the provisions described under “Notice of Redemption” below.

Notice of Redemption	Any redemption of the notes shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such notes via DTC or the relevant clearing system(s) (or, if the notes are held in definitive form, to the holders at their addresses shown on the register for the notes) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem the notes and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem the notes but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power in respect of the notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Subsequent Repurchases	The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding notes at any price in the open market or otherwise in accordance with applicable law and regulations.

U.K. Bail-in Power Acknowledgement	Notwithstanding any other agreements, arrangements, or understandings between us and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the notes such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined above), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

Under the terms of the notes, which will be issued under the Senior Debt Securities Indenture between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), dated as of November 10, 2014 (the “Indenture”), the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be an Event of Default (as defined in the Indenture).

For more information, see “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” below.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-In Power	No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Book-Entry Issuance, Settlement and Clearance	We will issue the notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Clearance and Settlement—The Clearing Systems—DTC” in the accompanying prospectus.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of the Issuer and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (or any successor rule thereto) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

CUSIP

ISIN

Common Code

Listing and Trading	We will apply to list the notes on the NYSE under the symbol “ .”

Trustee and Paying Agent	The Bank of New York Mellon acting through its London Branch, One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial paying agent for the notes.

Timing and Delivery	We currently expect delivery of the notes to occur on August , 2016.

Further Issues	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of such securities under the indenture relating to the notes. There is no limitation on the amount of notes or other debt securities that we may issue under the Indenture.

Use of Proceeds	The proceeds of the offering will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group. It is the Issuer’s intention to on-lend the proceeds of the offering initially to Barclays Bank in the form of a senior loan. The Issuer retains the discretion to restructure any loan made with the proceeds at any time.

Governing Law	The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below and all of the information contained and incorporated by reference in this document before you decide whether to acquire the notes.

Acquiring the notes offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with an investment in the notes and the suitability of investing in the notes in light of the particular characteristics and terms of the notes and of your particular financial circumstances. As part of making an investment decision, you should make sure you thoroughly understand the notes’ terms, such as the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. You should also carefully consider the risk factors and the other information contained in this prospectus supplement, our 2015 Form 20-F, the July 29 6-K and the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding to invest in the notes. If any of the risks described herein (including the risks described in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus) materializes, our business, financial condition and results of operations could suffer, the notes could be subject to the U.K. Bail-in Power, and the trading price and liquidity of the notes could decline, in which case you could lose some or all of the value of your investment.

We may redeem the notes at our option in certain situations.

We may, at our option, at any time, redeem the notes, in whole but not in part, at a price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, if a Tax Event has occurred, as more particularly described below under “Description of Senior Notes—Tax Redemption.” If we redeem the notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. Furthermore, you have no right to require us to redeem the notes.

The Issuer is a holding company, which means that the Issuer’s right to participate in the assets of any of its subsidiaries (including those of Barclays Bank) upon the liquidation of such subsidiaries, and the extent to which the Issuer suffers losses if it or any of its subsidiaries (including Barclays Bank) are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to and investments in such subsidiaries are subordinated.

The Issuer is a holding company that currently has no significant assets other than its loans to, and investments in, Barclays Bank, which means that if Barclays Bank is liquidated, the Issuer’s right to participate in the assets of Barclays Bank will depend upon the ranking of the Issuer’s claims against Barclays Bank according to the ordinary hierarchy of claims in insolvency. So, for example, insofar as the Issuer is a holder of ordinary shares in Barclays Bank, the Issuer’s recovery in the liquidation of Barclays Bank will be subject to the prior claims of Barclays Bank’s third party creditors and preference shareholders. To the extent the Issuer holds other claims against Barclays Bank that are recognized to rank pari passu with any third party creditors’ or preference shareholders’ claims, such claims of the Issuer should in liquidation be treated pari passu with those third party claims.

As well as the risk of losses in the event of a subsidiary’s insolvency, the Issuer may suffer losses if any of its loans to, or investments in a subsidiary are subject to statutory write down and conversion powers or if the subsidiary is otherwise subject to, resolution proceedings. See “Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes” below. The Issuer has in the past made, and may continue to make, loans to and investments in Barclays Bank with the proceeds received from the Issuer’s issuance of debt instruments. Such loans to and investments in Barclays Bank by the Issuer have, to date, had a legal ranking in the insolvency of Barclays Bank that corresponds to the legal ranking of such debt instruments of the Issuer in the insolvency of the Issuer. Where the Issuer’s issued debt instruments have been structured so as to qualify as capital instruments under CRD IV, the terms of the corresponding on-loan to or investment in Barclays Bank have been structured to achieve equivalent regulatory capital treatment for Barclays Bank. Accordingly, certain of the loans to and investments made by the Issuer in Barclays Bank contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of the Group or Barclays Bank, would automatically result in a write down or conversion into equity of such loans and investments.

The Issuer retains its absolute discretion to restructure such loans to and any other investments in Barclays Bank at any time and for any purpose including, without limitation, in order to provide different amounts or types of capital or funding to Barclays Bank or other Group subsidiaries, as part of wider changes made to the Group’s corporate structure for the purposes of structural reform, or otherwise as part of meeting regulatory requirements, such as the implementation of the European Banking Authority’s (the “EBA”) minimum requirement for own funds and eligible liabilities (“MREL”) in respect of Barclays Bank or other Group subsidiaries. A restructuring of a loan or investment made by the Issuer in a Group subsidiary could include changes to any or all features of such loan or investment, including its legal or regulatory form, how it would rank in the event of resolution and/or insolvency proceedings in relation to the subsidiary, and the inclusion of a mechanism that provides for an automatic write down and/or conversion into equity upon specified triggers. Any restructuring of the Issuer’s loans to, and investments in, Barclays Bank or other Group subsidiaries may be implemented by the Issuer without prior notification to, or consent of, the holders of the notes.

The regulatory capital treatment, and otherwise the ranking in the ordinary insolvency hierarchy, of the Issuer’s claims against a Group subsidiary will affect the extent to which the Issuer is exposed to losses if such subsidiary enters into resolution proceedings or is subject to mandatory write-down or conversion of its capital instruments. In particular, the Banking Act specifies that the resolution powers should be applied in a manner such that losses are transferred to shareholders and creditors in an order which reflects the hierarchy of issued instruments under CRD IV and which otherwise respects the hierarchy of claims in an ordinary insolvency, as described above. In general terms, the more junior in the capital structure the investments in, and loans made to, any Group subsidiary are, relative to third party investors, the greater the losses likely to be suffered by the Issuer in the event such subsidiary enters into resolution proceedings.

If Barclays Bank or any other Group subsidiary were to be wound up, liquidated or dissolved, (i) the holders of the notes issued by the Issuer would have no right to proceed against the assets of Barclays Bank or such other subsidiary, and (ii) the liquidator of Barclays Bank or such other subsidiary would first apply the assets of Barclays Bank or such other subsidiary to settle the claims of the creditors (and holders of preference shares or tier 1 capital instruments ranking ahead of any such entity’s ordinary shares) of Barclays Bank or such other subsidiary (such creditors and holders of preference shares may include the Issuer) ranking ahead of the holders of ordinary shares of Barclays Bank or such other subsidiary. Similarly, if Barclays Bank or any other Group subsidiaries were subject to resolution proceedings (i) the holders of the notes issued by the Issuer would have no direct recourse against Barclays Bank or such other subsidiary, and (ii) holders of the notes themselves may also be exposed to losses pursuant to the exercise by the relevant resolution authority of the stabilization powers – see “Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes” below.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank senior to, or pari passu with, the notes offered hereby. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the notes on a liquidation or winding-up of Barclays and may limit our ability to meet our obligations under the notes.

Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the notes.

The European Union directive 2014/59/EU of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms of May 15, 2014, as amended (the “BRRD”) provides an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. The BRRD (including the bail-in tool), together with the majority of associated FCA and PRA rules, was implemented in the U.K. in January 2015. The final PRA rules on contractual recognition of bail-in for liabilities governed by non-EEA law came into force on January 1, 2016. The majority of the requirements of the BRRD (including the bail-in tool) were implemented by way of amendments to the Banking Act. For more information on the bail-in tool, see “The relevant U.K. resolution authority may exercise the bail-in tool in respect of the Issuer and the notes, which may result in holders of the notes losing some or all of their investment” and “—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.” below.

The Banking Act confers substantial powers on a number of U.K. authorities designed to enable them to take a range of actions in relation to U.K. banks or investment firms and certain of their affiliates in the event a bank or investment firm in the same group is considered to be failing or likely to fail. The exercise of any of these actions in relation to the Issuer or any Group subsidiary could materially adversely affect the value of the notes.

Under the Banking Act, substantial powers are granted to the Bank of England (or, in certain circumstances, HM Treasury), in consultation with the PRA, the FCA and HM Treasury, as appropriate as part of a special resolution regime (the “SRR”). These powers enable the relevant U.K. resolution authority to implement resolution measures with respect to a U.K. bank or investment firm and certain of its affiliates (currently including the Issuer) (each a “relevant entity”) in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. Such conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000, as amended (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an EEA or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of such entity.

The SRR consists of five stabilization options: (a) private sector transfer of all or part of the business or shares of the relevant entity, (b) transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England, (c) transfer to an asset management vehicle wholly or partly owned by HM Treasury or the Bank of England, (d) the bail-in tool (as described below) and (e) temporary public ownership (nationalization).

The Banking Act also provides for two new insolvency and administration procedures for relevant entities. Certain ancillary powers include the power to modify contractual arrangements in certain circumstances (which could include a variation of the terms of the notes), powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the relevant U.K. resolution authority to disapply or modify laws in the U.K. (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively.

Holders of the notes should assume that, in a resolution situation, financial public support will only be available to a relevant entity as a last resort after the relevant U.K. resolution authorities have assessed and used, to the maximum extent practicable, the resolution tools, including the bail-in tool.

The exercise of any resolution power or any suggestion of any such exercise could materially adversely affect the value of any notes and could lead to holders losing some or all of the value of their investment in the notes.

The SRR is designed to be triggered prior to insolvency of the Issuer, and holders of the notes may not be able to anticipate the exercise of any resolution power (including the U.K. Bail-in Power) by the relevant U.K. resolution authority.

The stabilization options are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the stabilization options is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers and, furthermore, the EBA’s guidelines published in May 2015 set out the objective elements for the resolution authorities to apply in determining whether an institution is failing or likely to fail, it is uncertain how the relevant U.K. resolution authority would assess such conditions in any particular pre-insolvency scenario affecting the Issuer and/or other members of the Group and in deciding whether to exercise a resolution power. The relevant U.K. resolution authority is also not required to provide any advance notice to holders of the notes of its decision to exercise any resolution power. Therefore, holders of the notes may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on the Issuer, the Group and the notes.

Holders of the notes may have only very limited rights to challenge the exercise of any resolution powers (including the U.K. Bail-in Power) by the relevant U.K. resolution authority.

Holders of the notes may have only very limited rights to challenge and/or seek a suspension of any decision of the relevant U.K. resolution authority to exercise its resolution powers (including the U.K. Bail-in Power) or to have that decision reviewed by a judicial or administrative process or otherwise.

The relevant U.K. resolution authority may exercise the bail-in tool in respect of the Issuer and the notes, which may result in holders of the notes losing some or all of their investment.

Where the relevant statutory conditions for use of the bail-in tool have been met, the relevant U.K. resolution authority would be expected to exercise these powers without the consent of the holders. Any such exercise of the bail-in tool in respect of the Issuer and the notes may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the notes and/or the conversion of the notes into shares or other securities or other obligations of the Issuer or another person, or any other modification or variation to the terms of the notes.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under CRD IV and otherwise respecting the hierarchy of claims in an ordinary insolvency. In addition, the bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favourable treatment than they would have received in ordinary insolvency proceedings of the relevant entity.

The exercise of the bail-in tool in respect of the Issuer and the notes or any suggestion of any such exercise could materially adversely affect the rights of the holders, the price or value of their investment in the notes and/or the ability of the Issuer to satisfy its obligations under the notes and could lead to holders losing some or all of the value of their investment in such notes. In addition, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders in the resolution and there can be no assurance that holders would recover such compensation promptly.

Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the notes such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the notes losing all or a part of the value of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the notes. In addition, under the terms of the notes, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes is not an Event of Default (as defined in the Indenture). For more information, see “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power.” See also “—Regulatory action in the event a bank in the Group is failing or likely to fail could materially adversely affect the value of the notes.”

Other changes in law may adversely affect the rights of holders of the notes.

Changes in law after the date hereof may affect the rights of holders as well as the market value of the notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes, which may have an adverse effect on an investment in the notes.

In addition, any change in law or regulation that triggers a Tax Event would entitle us, at our option, to redeem any relevant notes, in whole but not in part, as more particularly described below under “Description of Senior Notes—Tax Redemption.” See also “—We may redeem the notes at our option in certain situations.”

Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the notes and, therefore, affect the trading price of the notes given the extent and impact on the notes that one or more regulatory or legislative changes, including those described above, could have on the notes.

There may not be any trading market for the notes.

The notes are a new issue of securities and have no established trading market. Although application will be made to have the notes listed on the NYSE, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, it may not be liquid and may not continue. The liquidity and the market prices for the notes can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities. If the secondary market for the notes is limited, there may be few buyers for the notes and this may reduce the relevant market price of the notes.

A downgrade of the credit rating assigned by any credit rating agency to the Issuer or to the notes could adversely affect the liquidity or market value of the notes. Credit ratings downgrades could occur as a result of, among other causes, changes in the ratings methodologies used by credit rating agencies. Changes in credit rating agencies’ views of the level of implicit sovereign support for European banks and their groups are likely to lead to ratings downgrades.

It is expected that the notes will be rated by credit rating agencies and may in the future be rated by additional credit rating agencies, although the Issuer is under no obligation to ensure that the notes are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or market value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Any rating assigned to the Issuer or the notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities. Further revisions to ratings methodologies and actions on the Issuer’s ratings or Barclays Bank’s ratings by the credit rating agencies may occur in the future.

If the Issuer determines to no longer maintain one or more ratings, or if any credit rating agency withdraws, suspends or downgrades the credit ratings of the Issuer or the notes, or if such a withdrawal, suspension or downgrade is anticipated (or any credit rating agency places the credit ratings of the Issuer or the notes on “credit watch” status in contemplation of a downgrade, suspension or withdrawal), whether as a result of the factors described above or otherwise, such event could adversely affect the liquidity or market value of the notes (whether or not the notes had an assigned rating prior to such event).

USE OF PROCEEDS

The proceeds of the offering will be used for general corporate purposes of the Issuer and its subsidiaries and/or the Group. It is the Issuer’s intention to on-lend the proceeds of the offering initially to Barclays Bank in the form of a senior loan. The Issuer retains the discretion to restructure any loan made with the proceeds at any time.

DESCRIPTION OF SENIOR NOTES

The following description of the notes supplements the description of the notes in the accompanying prospectus. If this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will prevail with regard to the notes. Accordingly, to the extent that certain sections in the following description of the notes provide for different terms than in the applicable corresponding sections in the accompanying prospectus, then the sections in the following description shall supersede and replace in their entirety the applicable corresponding sections in the accompanying prospectus.

The notes will constitute a series of Senior Debt Securities issued under the Indenture. The terms of the notes include those stated in the Indenture and any supplements thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. Certain terms used in this prospectus supplement, unless otherwise defined herein, have the meaning given to them in the Indenture. We filed the Indenture as an exhibit to a report on Form 6-K on November 10, 2014.

The notes will be issued in an aggregate principal amount of $            , and unless previously redeemed and cancelled will mature on                      and will bear interest at     % per annum, payable semi-annually in arrear on                      and                      of each year, commencing on             , 2017. The regular record dates for the notes will be the Business Day immediately preceding each Interest Payment Date (or, if the notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

References to “you” and “holder” in the subsections “—Agreement with Respect to the Exercise of U.K. Bail-in Power,” “—Subsequent Holders’ Agreement” and “—Payment of Debt Security Additional Amounts” below, include beneficial owners of the notes.

Ranking

The notes will constitute our direct, unconditional, unsecured and unsubordinated obligations and will at all times rank pari passu among themselves. In the event of a winding-up or administration of the Issuer, the notes will rank pari passu with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law. In addition, see “Risk Factors—The Issuer is a holding company, which means that the Issuer’s right to participate in the assets of any of its subsidiaries (including those of Barclays Bank) upon the liquidation of such subsidiaries, and the extent to which the Issuer suffers losses if it or any of its subsidiaries (including Barclays Bank) are subject to bank resolution proceedings, may depend, amongst other things, upon the degree to which the Issuer’s loans to and investments in such subsidiaries are subordinated.”

Tax Redemption

We may, at our option, at any time, redeem the notes, in whole but not in part, if we determine that as a result of a change in, or amendment to, the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the notes, including a decision of any court or tribunal which becomes effective on or after the issue date of the notes (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations):

(a)	we will or would be required to pay holders Debt Security Additional Amounts (as defined below);

(b)	we would not be entitled to claim a deduction in respect of any payment in respect of the notes in computing our taxation liabilities or the value of any such deduction would be materially reduced; or

(c)	we would not, as a result of the notes being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the notes or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”), at a price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption; provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us. Before we give a notice of redemption as a result of a Tax Event, we shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. Any redemption as a result of a Tax Event will also be subject to the provisions described under “—Notice of Redemption” below.

Notice of Redemption

Any redemption of the notes shall be subject to our giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the holders of such notes via DTC (or, if the notes are held in definitive form, to the holders at their addresses shown on the register for the notes) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying our election to redeem such notes and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the relevant notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Issuer has elected to redeem the notes but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. resolution authority exercises its U.K. Bail-in Power in respect of the notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Subsequent Repurchases

The Issuer or any member of the Group may purchase or otherwise acquire any of the outstanding notes at any price in the open market or otherwise in accordance with applicable law and regulations.

General

Book-entry interests in the notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The principal corporate trust office of the Trustee in the City of London is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interest in the notes through DTC and its participants, including Euroclear and Clearstream Luxembourg. The underwriters expect to deliver the notes through the facilities of DTC on August     , 2016. Indirect holders trading their beneficial interests in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the accompanying prospectus for more information about these clearing systems.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will be Terminated” in the accompanying prospectus.

Payment of principal of and interest on the notes, so long as the notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and same interest rate, Maturity Date, redemption terms and other terms as the notes described in this prospectus supplement except for the price to the public and issue date. Any such additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture, between Barclays and the Trustee. There is no limitation on the amount of notes or other debt securities that we may issue under such Indenture.

See “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Senior Events of Default” and “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits—Limitation on Suits” in the accompanying prospectus for descriptions of certain provisions applicable to the holders of the notes.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder of the notes, by acquiring the notes, each holder of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the notes into shares or other securities or other obligations of the Issuer or another person (and the issue to, or conferral on, the holder of the notes such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of interest due on the notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the notes further acknowledges and agrees that the rights of the holders of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For purposes of the notes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the Banking Act pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the notes or payment of interest on the notes shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the European Union applicable to the Issuer.

By its acquisition of the notes, each holder of the notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes.

Under the terms of the notes, the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be an Event of Default (as defined in the Indenture).

By its acquisition of the notes, each holder of the notes acknowledges and agrees that the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the notes, each holder of the notes acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes, (a) the Trustee shall not be required to take any further directions from holders of the notes under Section 5.12 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the notes to direct certain actions relating to the notes, and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority in respect of the notes, the notes remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the notes following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture.

By its acquisition of the notes, each holder of the notes shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the notes to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder or the Trustee.

Subsequent Holders’ Agreement

Holders of the notes that acquire such notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the notes that acquire the notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the notes, including in relation to the U.K. Bail-in Power.

Payment of Debt Security Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. At any time a taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of and any interest on the notes (“Debt Security Additional Amount”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for taxes that are payable because:

•	the holder or the beneficial owner of the notes is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the taxing jurisdiction other than the holding or ownership of the notes, or the collection of any payment of, or in respect of, the principal of or any interest on the notes;

•	except in the case of our winding-up in England, the notes are presented for payment in the United Kingdom;

•	the notes are presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the note for payment at the close of such 30-day period;

•	the holder or the beneficial owner of the notes or the beneficial owner of any payment of (or in respect of) principal of or any interest on the notes failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•	the note is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the note to another paying agent in a member state of the European Union or elsewhere; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the notes had been the holder of the notes.

Whenever we refer in this prospectus supplement to the payment of the principal of or any interest on, or in respect of, the notes, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

For the avoidance of doubt, any amounts to be paid by us or any paying agent on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a ”FATCA Withholding Tax”), and we and any paying agent will not be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the notes and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of the notes, and we will not pay Debt Security Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Debt Security Additional Amounts” explicitly provide otherwise.

Trustee

The Trustee under the Indenture will be The Bank of New York Mellon acting through its London Branch. See “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Debt Defaults—Senior Events of Default” in the accompanying prospectus for a description of the Trustee’s procedures and remedies available in the event of a default.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Although the matter is not free from doubt, it is the opinion of Sullivan & Cromwell LLP that the notes should be treated as debt for U.S. federal income tax purposes. For a discussion of the material U.S. federal income tax considerations applicable to notes treated as debt, please review the section entitled “Tax Considerations—U.S. Taxation of Debt Securities” in the accompanying prospectus.

UNITED KINGDOM TAX CONSIDERATIONS

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the notes by persons who are the absolute beneficial owners of their notes and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold the notes in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect. This summary supersedes and replaces in its entirety the section entitled “Tax Considerations—United Kingdom Taxation of Debt Securities” in the accompanying prospectus (which section in the accompanying prospectus, for the avoidance of doubt, shall not apply to the notes).

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their notes are used or held. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that the notes will not be issued or transferred to any depositary receipt system.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of the notes in your particular circumstances, including the applicability and effect of the Treaty.

Payments of Interest. Where interest on the notes has a United Kingdom source for United Kingdom tax purposes, notes that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA. The NYSE is a “recognised stock exchange” for these purposes. The notes will be treated as listed on the NYSE if they are officially listed in the United States in accordance with the provisions corresponding to those generally applicable in EEA states and are admitted to trading on the main market of the NYSE. Accordingly, payments of interest on the notes made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the notes are listed on a” recognised stock exchange” at the time the interest is paid.

In all other cases where interest has a United Kingdom source, an amount must be withheld on account of United Kingdom income tax at the basic rate (currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

Payments made in respect of the notes may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of notes who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the notes without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent) United Kingdom tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Disposal (including Redemption), Accruals and Changes in Value. A holder of notes who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of the notes, any gain accrued in respect of the notes or any change in the value of the notes unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the notes were used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. Where the notes are not situate in the United Kingdom, beneficial owners of such notes who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of the notes. “Domicile” usually has an extended meaning in respect of United Kingdom inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for a certain period of time will be regarded as domiciled in the United Kingdom.

Where the notes are situate in the United Kingdom, beneficial owners of such notes who are individuals may be subject to United Kingdom inheritance tax in respect of such notes on the death of the individual or, in some circumstances, if the notes are the subject of a gift, including a transfer at less than full market value, by that individual. United Kingdom inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate United Kingdom inheritance tax charge. Notes held in settlements may also be subject to United Kingdom inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for United Kingdom inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Issue of securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of the notes which are denominated in a currency other than sterling.

Issue of securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of the notes unless the notes are issued directly to the provider of a clearance service or its nominee. In that case, United Kingdom stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the notes (although see below, under “—Stamp Duty Reserve Tax—Court of Justice of the European Union Decision”).

This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the notes. A statutory exemption from the charge will be available if the notes constitute “exempt loan capital” (see below, under “—Transfer of securities—Stamp Duty”).

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of the notes, provided that the notes constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i) a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii) a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a note does not constitute exempt loan capital (a “Non-Exempt Note”), no United Kingdom stamp duty will arise on transfer of the note if the note is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the note.

However, if a Non-Exempt Note is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the note where such interest falls short of full legal and beneficial ownership of the note, the relevant instrument or agreement may be liable to United Kingdom stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no United Kingdom stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then United Kingdom stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no United Kingdom stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Note is in registered form, and the note is transferred, or agreed to be transferred, to a clearance service provider or its nominee, United Kingdom stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant notes, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although see below, under “—Stamp Duty Reserve Tax—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the United Kingdom stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a note which constitutes “exempt loan capital.”

If a note is a “Non-Exempt Note,” United Kingdom stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the note. An exemption from the charge will be available if the notes are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant notes. Any liability to United Kingdom stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no United Kingdom stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where United Kingdom stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the notes. In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant note) on the transfer of a Non-Exempt Note to the provider of a clearance service or its nominee (although see below, under “—Stamp Duty Reserve Tax—Court of Justice of the European Union Decision”). This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant notes. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities—Stamp Duty and Stamp Duty Reserve Tax. No United Kingdom stamp duty or stamp duty reserve tax will generally be payable on the redemption of the notes, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Stamp Duty Reserve Tax—Court of Justice of the European Union Decision. The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to United Kingdom stamp duty reserve tax on the issue of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs [2012] UKFTT 163 (TC), HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issue of United Kingdom shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% United Kingdom stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issue of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% United Kingdom stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issue of share capital.

HMRC have also stated in an earlier press release that the Government’s policy position remains that transactions involving United Kingdom shares should bear their fair share of tax and that they are considering further changes to the United Kingdom stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to United Kingdom stamp duty and stamp duty reserve tax referred to in this opinion would seem particularly likely to be affected.

Specific professional advice should be sought before paying the 1.5% United Kingdom stamp duty reserve tax change in any circumstances.

OTHER TAX CONSIDERATIONS

The proposed financial transactions tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s proposal”) for a Directive for a common FTT in Belgium, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”) and Estonia. However, Estonia has since stated that it will not participate.

The Commission’s proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances.

Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between the participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement—Standard Provisions, dated September 4, 2014, incorporated in the pricing agreement dated              , 2016, between us and the underwriters named below, we have agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	US$

Total	US$

The underwriting agreement and the pricing agreement provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the notes offered by this prospectus supplement if any of these notes are purchased.

The underwriters propose to offer the notes directly to the public at the price to public set forth on the cover of this prospectus supplement and may offer the notes to certain dealers at the applicable price to public less a concession not in excess of                 . The underwriters may allow, and such dealers may re-allow, a concession not in excess of                  to other dealers and brokers with respect to the notes.

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $                .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The notes are new issue securities with no established trading market. We will apply to list the notes on the NYSE under the symbol “                .”

The notes will settle through the facilities of DTC and its participants (including Euroclear and Clearstream, Luxembourg). The CUSIP number for the notes is                 , the ISIN is                  and the Common Code is                 .

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA.

Certain of the underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for us in the ordinary course of business.

It is expected that delivery of the notes will be made, against payment of the notes, on or about             , 2016, which will be the fifth business day in the United States following the date of pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day, will be required, because the notes initially will settle within five business days (T+5) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement or the next succeeding business day should consult their own legal advisors.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of the Issuer and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 (or any successor rule thereto). Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Barclays Capital Inc. is not permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters may close a short position by purchasing notes in the open market. Stabilizing transactions consist of various bids for, or purchases of, the notes made by the underwriters in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Market-Making Resales

The following discussion of market-making replaces in its entirety the discussion under the headings “Plan of Distribution—Market-Making Resales” and “Plan of Distribution—Initial Offering and Issue of Securities” in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus may be used by an affiliate of Barclays in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, such affiliate may resell the notes it acquires from other holders, after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The Price to Public specified on the cover of this prospectus supplement relates to the initial offering of the notes. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(i)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Barclays; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

VALIDITY OF NOTES

Sullivan & Cromwell LLP, our United States counsel, will pass upon the validity of the notes under New York law. Clifford Chance LLP, our English solicitors, will pass on the validity of the notes under English law. Linklaters LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

BARCLAYS PLC

Debt Securities

Contingent Convertible Securities

Ordinary Shares

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including our subsidiary Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell from time to time senior and dated subordinated debt securities, contingent convertible securities and ordinary shares (including the ordinary shares into which the contingent convertible securities may under certain circumstances convert). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in certain of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays PLC or Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2014

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of the Barclays Group’s plans and its current goals and expectations relating to its future financial condition and performance. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may”, “will”, “seek”, “continue”, “aim”, “anticipate”, “target”, “projected”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Barclays Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform Programme, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Barclays Group) applicable to past, current and future periods; U.K., United States, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Barclays Group; the potential for one or more countries exiting the Eurozone; the implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Barclays Group’s control. As a result, the Barclays Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Barclays Group’s forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 (the “2013 Form 20-F”), which is available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc (“LSE”) or applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as described under “Where You Can Find More Information” in this prospectus.

We filed the 2013 Form 20-F with the SEC on March 14, 2014. We are incorporating the 2013 Form 20-F by reference into this prospectus.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us,” “our” and “Barclays Group” refer to Barclays PLC (or any successor entity) and its consolidated subsidiaries, unless the context requires otherwise; and references to The Depository Trust Company or “DTC” shall include any successor clearing system. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

Barclays PLC and its subsidiary undertakings is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth and investment management with an extensive international presence in Europe, the Americas, Africa and Asia. Together with the predecessor companies, the Barclays Group has over 300 years of history and expertise in banking, and today the Barclays Group operates in over 50 countries and employs approximately 140,000 people. The Barclays Group moves, lends, invests and protects money for customers and clients worldwide. Barclays PLC is the ultimate holding company of the Barclays Group and one of the largest financial services companies in the world by market capitalization. Barclays PLC beneficially owns the whole of the issued ordinary share capital of Barclays Bank PLC.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our dated subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture” and “Dated Subordinated Debt Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Debt Indenture and Dated Subordinated Debt Indenture and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and form of instrument representing each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the debt securities of the series;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the debt securities as Discount Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	in the case of Dated Subordinated Debt Securities, the applicable subordination provisions;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any applicable additional provision or provisions related to the U.K. Bail-in Power (as defined below);

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits.”

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordination provisions, including subordinated ranking of each series of Dated Subordinated Debt Securities relative to the debt and equity issued by us, including the extent to which the Dated Subordinated Debt Securities may rank junior in right of payment to our other obligations or in any other manner.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The PRA has requested us to address in the terms of certain liabilities the requirements envisaged in Article 50 of the directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms published on June 6, 2012, which is expected to enter into force before January 1, 2015 (the “RRD”), and unless otherwise specified in the relevant prospectus supplement the following will be included in the terms of the debt securities:

By its acquisition of the debt securities, each holder of the debt securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the debt securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the debt securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the debt securities to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the debt securities further acknowledges and agrees that the rights of the holders of the debt securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Barclays Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

The relevant prospectus supplement may describe related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such debt securities that acquire the debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to the U.K. Bail-in Power.

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on, the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for taxes that are payable because:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•	the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•	the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•	such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest on, or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

The government of any jurisdiction where Barclays PLC (or any successor entity) is incorporated may require Barclays PLC (or any successor entity) to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays PLC may be required to pay you Debt Security Additional Amounts so that the net amount you receive will be the amount specified in the note to which you are entitled.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the debt securities and the relevant indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay Debt Security Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Debt Security Additional Amounts” explicitly provide otherwise.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if:

•	we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the Senior Debt Securities; or

•	we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Debt Security Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities or the amount of the deduction would be materially reduced;

(each such change in tax law or regulation or the official application or interpretation thereof, a “Tax Event”),

provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by us taking reasonable measures available to us.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption (which notice shall be irrevocable), we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, if any, in respect of such debt securities to (but excluding) the date fixed for redemption or, in the case of Discount Debt Securities, such portion of the principal amount of such Discount Debt Securities as may be specified by their terms.

Any redemption of Dated Subordinated Debt Securities as a result of a Tax Event will also be subject to the provisions described under “—Condition to Redemption of Dated Subordinated Debt Securities” below.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

Condition to Redemption of Dated Subordinated Debt Securities. Notwithstanding any other provision, and unless otherwise specified in the applicable prospectus supplement, we may redeem Dated Subordinated Debt Securities (and give notice thereof to the holders of such Dated Subordinated Debt Securities) only in accordance with the requirements set out in the Capital Regulations at such time and only if we have obtained the PRA’s prior consent (as (and to the extent) required by Capital Regulations at such time) for the redemption of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV currently provide that the competent authority (the PRA in our case) shall grant permission to a redemption or repurchase provided that any of the following conditions is met, as applicable to the Dated Subordinated Debt Securities:

(1) on or before the redemption or repurchase of the Dated Subordinated Debt Securities, we replace the Dated Subordinated Debt Securities with instruments qualifying as own funds instruments of an equal or higher quality on terms that are sustainable for our income capacity;

(2) we have demonstrated to the satisfaction of the PRA that our own funds would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the PRA may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

In addition, the rules under CRD IV provide that the PRA may only permit us to redeem the Dated Subordinated Debt Securities before five years after the date of issuance of the relevant Dated Subordinated Debt Securities if the conditions listed in paragraphs (1) or (2) above are met and either:

(a) in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Dated Subordinated Debt Securities that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that such change was not reasonably foreseeable at the time of the issuance of the relevant Dated Subordinated Debt Securities; or

(b) in the case of redemption due to the occurrence of a Tax Event, we demonstrate to the satisfaction of the PRA that there is a change in the applicable tax treatment of the Dated Subordinated Debt Securities that is material and was not reasonably foreseeable at the time of issuance of the relevant Dated Subordinated Debt Securities.

The rules under CRD IV may be modified from time to time after the date of issuance of the relevant Dated Subordinated Debt Securities.

“Capital Regulations” means, at any time, the regulations, requirements, standards, guidelines and policies relating to capital adequacy for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which we may be organized or domiciled) and applicable to the Barclays Group.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as the same may be amended or replaced from time to time, and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as the same may be amended or replaced from time to time.

“own funds” means the sum of Tier 1 Capital and Tier 2 Capital.

“own funds instruments” means capital instruments issued by Barclays PLC that qualify as Tier 1 Capital or Tier 2 Capital.

“Tier 1 Capital” means Tier 1 Capital for the purposes of the Capital Regulations.

“Tier 2 Capital” means Tier 2 Capital for the purposes of the Capital Regulations.

Condition to Repurchase

Unless the applicable prospectus supplement specifies otherwise, we or any member of the Barclays Group may purchase or otherwise acquire any outstanding debt securities of any series at any price in the open market or otherwise, subject to the following sentence and to applicable law. Repurchases of Dated Subordinated Debt Securities must be (i) in accordance with the Capital Regulations applicable to the Barclays Group in force at the relevant time, (ii) subject to the prior consent of the PRA (if and to the extent such consent is required by applicable Capital Regulations at such time) and (iii) with all unmatured coupons appertaining thereto.

We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66  2⁄3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, or rate of interest, with respect to any debt security;

•	reduce the amount of principal on a Discount Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default or Dated Subordinated Event of Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default or covenants, except as otherwise specified.

Unless the relevant prospectus supplement provides otherwise, in addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•	we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers chosen by us and approved by the trustee; or

•	we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•	either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of such payment, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Payment of Debt Security Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Debt Security Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium or interest on, any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may (but is not obligated to), without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Dated Subordinated Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Winding-up Event occurs, the principal amount of the Dated Subordinated Debt Securities will become immediately due and payable.

A “Winding-up Event” with respect to the Dated Subordinated Debt Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of Barclays PLC, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the Dated Subordinated Debt Securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may think fit to enforce any term, obligation or condition binding on us under the Dated Subordinated Debt Securities or the Dated Subordinated Debt Indenture (other than any payment obligation under or arising from the Dated Subordinated Debt Securities or the Dated Subordinated Debt Indenture, including, without limitation, payment of any principal or interest) (a “Dated Subordinated Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) and the holders of the Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Dated Subordinated Monetary Judgment”), except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) and the holders of the Dated Subordinated Debt Securities may seek to enforce or otherwise claim a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation shall be by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration. By its acquisition of the Dated Subordinated Debt Securities, each holder of the Dated Subordinated Debt Securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) to enforce or otherwise claim, a Dated Subordinated Monetary Judgment against us in connection with our breach of a Dated Subordinated Performance Obligation, except by proving such Dated Subordinated Monetary Judgment in our winding-up and/or by claiming such Dated Subordinated Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the Dated Subordinated Debt Securities) or the holders of the Dated Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Dated Subordinated Debt Securities or under the Dated Subordinated Debt Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under the Dated

Subordinated Debt Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Dated Subordinated Debt Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Dated Subordinated Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the Dated Subordinated Debt Securities under the provisions of the Dated Subordinated Debt Indenture and (2) nothing shall impair the right of a holder of the Dated Subordinated Debt Securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the Dated Subordinated Debt Securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, are subject to the subordination provisions set forth in the Dated Subordinated Debt Indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any Dated Subordinated Debt Security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the Dated Subordinated Debt Securities or the Dated Subordinated Debt Indenture that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties—Dated Subordinated Debt Securities

In case of a Dated Subordinated Event of Default under any series of the Dated Subordinated Debt Securities, the trustee shall exercise such of the rights and powers vested in it by the Dated Subordinated Debt Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Dated Subordinated Event of Default” shall occur (i) upon a Winding-Up Event that occurs, (ii) if we fail to pay any amount that has become due and payable under any series of the Dated Subordinated Debt Securities and such failure continues for 14 days (as described under “Dated Subordinated Enforcement Events and Remedies—Non-payment”) or (iii) upon a breach by us of a Dated Subordinated Performance Obligation with respect to a series of the Dated Subordinated Debt Securities (as described under “Dated Subordinated Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series may not waive any past Dated Subordinated Event of Default specified in clauses (i) and (ii) in the preceding sentence.

If a Dated Subordinated Event of Default occurs and is continuing with respect to any series of the Dated Subordinated Debt Securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the Dated Subordinated Debt Securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the Dated Subordinated Debt Securities. However, this direction (a) must not be in conflict with any rule of law or the Dated Subordinated Debt Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the Dated Subordinated Debt Securities not taking part in the direction, as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee will, within 90 days of a Dated Subordinated Event of Default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any default known to a responsible officer of the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Dated Subordinated Debt Indenture.

Limitation on Suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that a Dated Subordinated Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer to the trustee indemnity or security satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Dated Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Dated Subordinated Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Payment of Debt Security Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

Unless the applicable prospectus supplement specifies otherwise, the debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Indenture, the subordination provisions and any applicable provisions relating to waiver of set-off of each series of Dated Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•	with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the indentures. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms of the contingent convertible securities (as defined below). It sets forth possible terms and provisions for each series of contingent convertible securities. Each time that we offer contingent convertible securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent convertible securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent convertible securities” means the subordinated securities of Barclays PLC convertible into ordinary shares of Barclays PLC that the trustee authenticates and delivers under the applicable indenture. The contingent convertible securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent convertible securities will be issued in one or more series under an indenture (the “Contingent Convertible Securities Indenture”) entered into between us and The Bank of New York Mellon acting through its London Branch, as trustee. The terms of the contingent convertible securities include those stated in the indenture and any supplements thereto, and those terms made part of the Contingent Convertible Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Contingent Convertible Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus as the “contingent convertible securities indenture.” We have filed or incorporated by reference the contingent convertible securities indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent convertible securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the contingent convertible securities indenture, any supplement to the contingent convertible securities indenture and the form of the instrument representing each series of contingent convertible securities. Certain terms, unless otherwise defined here, have the meaning given to them in the contingent convertible securities indenture.

General

The contingent convertible securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue. We may issue the contingent convertible securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the contingent convertible securities of the series;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the contingent convertible securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of contingent convertible securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the Contingent Convertible Security holder, if the Contingent Convertible Security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different Contingent Convertible Events of Default, other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay Contingent Convertible Additional Amounts, as defined below, on the contingent convertible securities;

•	whether we will issue the contingent convertible securities in registered form (“registered contingent convertible securities”) or in bearer form (“bearer contingent convertible securities”) or both;

•	for registered contingent convertible securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, calculation agents, transfer agents or registrars of any series;

•	any other or different terms of the contingent convertible securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent convertible securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

If we issue contingent convertible securities in bearer form, the special restrictions and considerations relating to such bearer contingent convertible securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent convertible securities may bear interest at a fixed rate or a floating rate or we may issue contingent convertible securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to contingent convertible securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of contingent convertible securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Convertible Enforcement Events and Remedies” and “—Trustee’s Duties; Limitation on Suits.”

Market-Making Transactions. If you purchase your contingent convertible security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent convertible security occurs after the original issuance and sale of the contingent convertible security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent convertible securities.

Ranking of Contingent Convertible Securities

Contingent convertible securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The PRA has requested us to address in the terms of certain liabilities the requirements envisaged in Article 50 of the RRD, and the relevant prospectus supplement will include the following in the terms of the contingent convertible securities:

By its acquisition of the contingent convertible securities, each holder of the contingent convertible securities acknowledges, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority (as defined below) that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the contingent convertible securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the contingent convertible securities into shares or other securities or other obligations of the Issuer or another person, including by means of a variation to the terms of the contingent convertible securities to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the contingent convertible securities further acknowledges and agrees that the rights of the holders of the contingent convertible securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Barclays Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as amended, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

The relevant prospectus supplement may describe related provisions with respect to the U.K. Bail-in Power, including certain waivers by the holders of contingent convertible securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of contingent convertible securities that acquire such contingent convertible securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such contingent convertible securities that acquire the contingent convertible securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the contingent convertible securities, including in relation to the U.K. Bail-in Power.

Payment of Contingent Convertible Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent convertible securities without deduction or withholding for, or on account of, any and all present or future taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any taxing jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the contingent convertible securities (“Contingent Convertible Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Convertible Additional Amounts for taxes that are payable because:

•	the holder or the beneficial owner of the contingent convertible securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the Contingent Convertible Security, or the collection of any payment of, or in respect of, the principal of, premium, if any, or any interest on, any contingent convertible securities;

•	except in the case of our winding-up in England, the relevant Contingent Convertible Security is presented for payment in the United Kingdom;

•	the relevant Contingent Convertible Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Contingent Convertible Additional Amounts on presenting the Contingent Convertible Security for payment at the close of such 30-day period;

•	the holder or the beneficial owner of the relevant contingent convertible securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on contingent convertible securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•	such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	the relevant Contingent Convertible Security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant Contingent Convertible Security to another paying agent in a member state of the European Union or elsewhere; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent convertible securities had been the holder of the contingent convertible securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of (and premium, if any) or any interest on, or in respect of, any contingent convertible securities of any series, we mean to include the payment of Contingent Convertible Additional Amounts to the extent that, in context, Contingent Convertible Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the contingent convertible securities will be paid net of any FATCA Withholding Tax, and we will not be required to pay Contingent Convertible Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent convertible securities and the contingent convertible securities indenture for or on account of any Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the contingent convertible securities and the contingent convertible securities indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a contingent convertible security, and we will not pay Contingent Convertible Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Convertible Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the contingent convertible securities indenture applicable to each series of contingent convertible securities without the consent of the holders of the contingent convertible securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66  2⁄3% in aggregate principal amount of the contingent convertible securities of the series outstanding under the applicable contingent convertible securities indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Contingent Convertible Security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any Contingent Convertible Security;

•	change our obligation, or any successor’s, to pay Contingent Convertible Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past Contingent Convertible Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past Contingent Convertible Event of Default or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Convertible Enforcement Events and Remedies

Winding-up

Unless the relevant prospectus supplement provides otherwise, if a Winding-up Event occurs, the principal amount of the contingent convertible securities will become immediately due and payable.

A “Winding-up Event” with respect to the contingent convertible securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of Barclays PLC, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment

If we fail to pay any amount that has become due and payable under the contingent convertible securities and the failure continues for 14 days, the trustee may give us notice of such failure. If within a period of 14 days following the provision of such notice, the failure continues and has not been cured nor waived, the trustee may at its discretion and without further notice to us institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Limited remedies for breach of obligations (other than non-payment)

In addition to the remedies for non-payment provided above, the trustee may, without further notice, institute such proceedings against us as the trustee may think fit to enforce any term, obligation or condition binding on us under the contingent convertible securities or the Contingent Convertible Securities Indenture (other than any payment obligation under or arising from the contingent convertible securities or the Contingent Convertible Securities Indenture, including, without limitation, payment of any principal or interest) (a “Contingent Convertible Performance Obligation”); provided always that the trustee (acting on behalf of the holders of the contingent convertible securities) and the holders of the contingent convertible securities may not enforce, and may not be entitled to enforce or otherwise claim, against us any judgment or other award given in such proceedings that requires the payment of money by us, whether by way of damages or otherwise (a “Contingent Convertible Monetary Judgment”), except by proving such Contingent Convertible Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration.

For the avoidance of doubt, the sole and exclusive manner by which the trustee (acting on behalf of the holders of the contingent convertible securities) and the holders of the contingent convertible securities may seek to enforce or otherwise claim a Contingent Convertible Monetary Judgment against us in connection with our breach of a Contingent Convertible Performance Obligation shall be by proving such Contingent Convertible

Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration. By its acquisition of the contingent convertible securities, each holder of the Contingent convertible securities acknowledges and agrees that such holder will not seek to enforce or otherwise claim, and will not direct the trustee (acting on behalf of the holders of the contingent convertible securities) to enforce or otherwise claim, a Contingent Convertible Monetary Judgment against us in connection with our breach of a Contingent Convertible Performance Obligation, except by proving such Contingent Convertible Monetary Judgment in our winding-up and/or by claiming such Contingent Convertible Monetary Judgment in our administration.

No other remedies

Other than the limited remedies specified herein under “Contingent Convertible Enforcement Events and Remedies” above and subject to “Trust Indenture Act remedies” below, no remedy against us will be available to the trustee (acting on behalf of the holders of the contingent convertible securities) or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the Contingent Convertible Securities Indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of such contingent convertible securities or under the Contingent Convertible Securities Indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Contingent Convertible Securities Indenture.

Trust Indenture Act remedies

Notwithstanding the limitation on remedies specified herein under “Contingent Convertible Enforcement Events and Remedies” above, (1) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities under the provisions of the Contingent Convertible Securities Indenture and (2) nothing shall impair the right of a holder of the contingent convertible securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the contingent convertible securities; provided that, in the case of each of (1) and (2) above, any payments in respect of, or arising from, the contingent convertible securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible securities, are subject to the subordination provisions set forth in the Contingent Convertible Securities Indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any contingent convertible security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the contingent convertible securities or the Contingent Convertible Securities Indenture that they might otherwise have against us. No holder of contingent convertible securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

In case of a Contingent Convertible Event of Default under any series of the contingent convertible securities, the trustee shall exercise such of the rights and powers vested in it by the Contingent Convertible Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Contingent Convertible Event of Default” shall occur (i) upon a Winding-Up Event that occurs, (ii) if we fail to pay any amount that has become due and payable under any series of the contingent convertible securities and such failure continues for 14 days (as described under “Contingent Convertible Enforcement Events and

Remedies—Non-payment”) or (iii) upon a breach by us of a Performance Obligation with respect to a series of the contingent convertible securities (as described under “Contingent Convertible Enforcement Events and Remedies—Limited remedies for breach of obligations (other than non-payment)”). Holders of a majority of the aggregate principal amount of the outstanding contingent convertible securities of a series may not waive any past Contingent Convertible Event of Default specified in clauses (i) and (ii) in the preceding sentence.

If a Contingent Convertible Event of Default occurs and is continuing with respect to any series of the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the Contingent Convertible Securities Indenture and (b) must not be unjustly prejudicial to the holder(s) of such series of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee will, within 90 days of Contingent Convertible Event of Default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any Contingent Convertible Event of Default it knows about, unless the Contingent Convertible Event of Default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a Contingent Convertible Event of Default has occurred and remains uncured.

•	The holders of 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the Contingent Convertible Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Convertible Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable contingent convertible securities indenture. However, any successor person formed by any consolidation, amalgamation or merger, or any transferee or lessee of our assets, must assume our obligations on the contingent convertible securities and the applicable contingent convertible securities indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent convertible securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Convertible Securities” above) the obligations of the subsidiary under the contingent convertible securities of that series. If we do, all of our direct obligations under the contingent convertible securities of the series and the applicable contingent convertible securities indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Convertible Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Convertible Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Convertible Additional Amounts related to taxes (subject to the exceptions set forth in “—Contingent Convertible Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing contingent convertible securities for new contingent convertible securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The contingent convertible securities and contingent convertible securities indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the contingent convertible securities indenture, the subordination provisions of each series of contingent convertible securities and the related provisions in the contingent convertible securities indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent convertible securities will be valid:

•	with respect to global contingent convertible securities if given in accordance with the applicable procedures of the depositary for such global contingent convertible securities; or

•	if registered contingent convertible securities are affected, if given in writing and mailed to each direct holder as provided in the applicable contingent convertible securities indenture.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global contingent convertible security representing any series of contingent convertible securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent convertible security.

The Trustee

The Bank of New York Mellon acting through its London Branch, will be the trustee under the contingent convertible securities indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Convertible Event of Default under the contingent convertible securities indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent convertible securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The contingent convertible securities indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the contingent convertible securities indenture or contingent convertible securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Barclays PLC only has ordinary shares in issue which are governed by the laws of England and Wales. The shareholders of Barclays PLC passed an ordinary resolution on April 24, 2014 to increase its share capital by the creation of new shares of up to £825,000,000 in relation to any issue of securities that automatically convert into or are exchanged for ordinary shares of Barclays PLC, which authorisation expires the earlier of the end of Barclays PLC’s Annual General Meeting to be held in 2015 and the close of business on June 30, 2015, unless otherwise renewed or passed pursuant to a separate resolution.

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

Barclays PLC operates a Scrip Dividend Programme which enables eligible shareholders to elect to receive new ordinary shares issued by Barclays PLC instead of a cash dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands. Every proxy present has one vote, except that the proxy will have one vote for and one vote against a resolution if he/she has been instructed to vote for and against the resolution by different members or in one direction by a member while another member has permitted the proxy discretion as to how to vote. On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act and does not supply us with the information required in the notice, then the Board, in its absolute discretion, may direct that member shall not be entitled to attend or vote at any meeting of Barclays PLC. The Board may further direct that if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, that dividends or other monies payable on those shares shall be retained by us until the direction ceases to have effect and that no transfer of those shares shall be registered (other than certain specified “excepted transfers”). A direction ceases to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the United Kingdom Listing Authority. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, it is in respect of one class of shares only, and it is in favor of a single transferee or not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

Winding Up

In the winding up of Barclays PLC (whether the liquidation is voluntary or by the court) the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of Barclays PLC, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent convertible securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select or in the name of a nominee for such financial institution. In addition, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts (either directly or through its nominee) as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Unless the relevant prospectus supplement provides otherwise, we will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•	they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•	when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default, in the case of Dated Subordinated Debt Securities, or a Contingent Convertible Event of Default, in the case of contingent convertible securities, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Enforcement Events and Remedies; Limitation on Suits” and “Description of Contingent Convertible Securities—Contingent Convertible Enforcement Events and Remedies.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation of Debt Securities

This section describes the material U.S. federal income tax consequences of owning debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent convertible securities and ordinary shares. The material U.S. federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

This section deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under

“—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period you generally will determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount debt security would accrue on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”; or

•	the rules governing contingent payment obligations apply.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities. You are a U.S. alien holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a U.S. alien holder, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States (or is treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest is attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the debt securities after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date before six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department.

If such withholding is required, Barclays will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal, any premium and interest, and the accrual of OID on a debt security, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments, including payments of OID, if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security made to you outside the United States by us or another non-U.S. payor; and

•	other payments of principal and interest and, the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as either:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting (and in certain cases may be subject to backup withholding) if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

United Kingdom Taxation of Debt Securities

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of debt securities described in this prospectus by persons who are the absolute beneficial owners of their securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Except where expressly stated to the contrary, the following summary does not relate to ordinary shares or contingent convertible securities. This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their securities are used or held. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that securities will not be issued or transferred to any depositary receipt system.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of securities in your particular circumstances, including the applicability and effect of the Treaty.

Payments of Interest. If the interest on the securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the securities.

Interest on the securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on the securities may be paid without withholding or deduction for or on account of United Kingdom income tax if the securities constitute “regulatory capital securities” for the purposes of the 2013 Regulations and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage as a result of the application of the 2013 Regulations in respect of the securities.

Securities will constitute a “regulatory capital security” for the purposes of the 2013 Regulations provided the New Securities qualify, or have qualified, as an Tier 2 instrument under Article 63 of the Commission Regulation (EU) No. 575/2013 and form, or formed, a component of Tier 2 capital for the purposes of Commission Regulation (EU) No 575/2013.

Interest on securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the securities are not issued under arrangements the effect of which is to render such securities part of a borrowing with a total term of a year or more. In all other cases, an amount must be withheld on account of income tax at the basic rate

(currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

Payments made in respect of the securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Debt Security or Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information.”

Payments other than interest. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified in the prospectus supplement of the securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of securities should seek their own professional advice as regards the withholding tax treatment of any payment on the securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be passed to the tax authorities in other countries.

In addition, on June 3, 2003 the European Council adopted the Directive 2003/48/EC on the taxation of savings income. Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system as from January 1, 2015 and will provide details of payments of interest (or similar income) as from this date.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Council formally adopted a Council Directive amending the Directive on March 24, 2014 (the “Amending Directive”). The Amending Directive broadens the scope of the requirements described above. Member States have until January 1, 2016 to adopt the national legislation necessary to comply with the Amending Directive. The changes made under the Amending Directive include extending the scope of the Directive to payments made to, or collected for, certain other entities and legal arrangements. They also broaden the definition of “interest payment” to cover income that is equivalent to interest.

Disposal (including Redemption), Accruals and Changes in Value. A holder of securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a security, any gain accrued in respect of a security or any change in the value of a security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the security was used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. Where the securities are not situate in the United Kingdom, beneficial owners of such securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such securities. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the securities are situate in the United Kingdom, beneficial owners of such securities who are individuals may be subject to United Kingdom inheritance tax in respect of such securities on the death of the individual or, in some circumstances, if the securities are the subject of a gift, including a transfer at less than full market value, by that individual. Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Securities held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Issue of securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of securities provided that, in the case of bearer securities, a statutory exemption applies, such as the exemption for securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below, under “—Transfer of securities—Stamp Duty”) or which are denominated in a currency other than sterling.

Issue of securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of securities unless the securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the securities (although please see below, under “—Stamp Duty Reserve Tax—Court of Justice of the European Union Decision”).

This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant securities. A statutory exemption from the charge will be available (i) if the relevant securities constitute “exempt loan capital” (see below, under “—Transfer of securities—Stamp Duty”), (ii) for certain bearer securities provided certain conditions are satisfied or (iii) if the relevant securities constitute “regulatory capital securities” and certain conditions are met (see below, under “—Issue and Transfers of Securities—Regulatory Capital Securities”).

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any securities, provided that the securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

However, if a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer (although please see below, under “—Stamp Duty Reserve Tax—Court of Justice of the European Union Decision”).

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a security is a “Non-Exempt Security,” stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the securities.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee (although please see below, under “—Stamp Duty Reserve Tax—Court of Justice of the European Union Decision”). This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Issue and Transfers of securities—“Regulatory Capital Securities.” No liability to United Kingdom stamp duty or stamp duty reserve tax will arise on the issue or transfer of securities provided that the securities are ““regulatory capital securities” for the purposes of the 2013 Regulations and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage as a result of the application of the 2013 Regulations in respect of the securities.

Redemption of securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Consequences of Holding the Ordinary Shares. For a summary of certain United Kingdom tax consequences of holding the ordinary shares see pages 394-395 of the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2013, which is incorporated by reference herein.

Stamp Duty Reserve Tax—Court of Justice of the European Union Decision. The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to stamp duty reserve tax on the issue of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs, HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issue of U.K. shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issue of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issue of share capital.

HMRC have also stated in an earlier press release that the Government’s policy position remains that transactions involving U.K. shares should bear their fair share of tax and that they are considering further changes to the stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to stamp duty and stamp duty reserve tax referred to in this opinion would seem particularly likely to be affected.

Specific professional advice should be sought before paying the 1.5% stamp duty reserve tax change in any circumstances.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the amount of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts, which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription for particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(A)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. A majority of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent convertible securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Barclays PLC incorporated in this prospectus by reference to the combined Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Barclays Bank PLC incorporated in this prospectus by reference to the combined Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee		$(1)
Printing expenses	17,000
Legal fees and expenses	95,000
Accountants’ fees and expenses	65,000
Trustee fees and expenses	10,000
Miscellaneous	20,000
Total	$207,000

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

US$                    % Fixed Rate Senior Notes due

Barclays PLC

Prospectus Supplement

August     , 2016

(to Prospectus dated May 2, 2014)

Global Coordinator

Barclays